Exhibit 10.5

SECURITY AGREEMENT

SECURITY AGREEMENT, dated as of October 6th, 2008, by and between CRANE & MACHINERY, INC., an Illinois corporation (“C&M”), whose address is 9655 Industrial Drive, Bridgeview, Illinois 60455, and TEREX CORPORATION, a Delaware corporation (“Secured Party”), whose address is Terex Corporation, 200 Nyala Farm Road, Westport, CT 06880.

W I T N E S S E T H:

WHEREAS, C&M has agreed to execute and deliver to Secured Party this Security Agreement granting Secured Party a lien on and security interest in all of the assets of C&M (the “Collateral”) to secure the due observance and performance by Veri-Tek International, Corp. (“Debtor”) of all agreements, conditions and obligations under that certain promissory note of Debtor in favor of Secured Party dated as of the date hereof, in the amount of $2,000,000 (the “Note”) dated as of the date hereof.

NOW, THEREFORE, in consideration of the premises and agreements herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Creation of Security Interest. To secure prompt payment, performance and discharge in full of all Debtor’s covenants, agreements and obligations (collectively, the “Obligations”) of the Debtor to be performed hereunder and under the Note, C&M hereby unconditionally and irrevocably grants to Secured Party a continuing security interest in, a lien upon and a right of set-off against, and assigns and transfers to Secured Party as collateral security for, all of the Collateral.

2. C&M Warranties. C&M represents, warrants and covenants that: it is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois; the execution, delivery and performance of this Security Agreement has been duly authorized by all necessary corporate action; it shall promptly and punctually (i) pay to Secured Party and perform all of the Obligations and (ii) perform all promises and covenants set forth in this Security Agreement; it is the owner of the Collateral; and, subject to Section 5 below it will not further sell, pledge, assign, transfer, lease, terminate rights inhering in or otherwise encumber or dispose of the Collateral without Secured Party’s prior written consent, except for sales of inventory in the ordinary course.

3. Covenants.

(a) Maintenance of Corporate Existence and Business. C&M shall maintain its corporate existence, and all rights, qualifications and franchises necessary to continue its business as it may be conducted and shall comply with all laws, rules, regulations, orders, judgments and agreements applicable to it, its property and the conduct of its business if non-compliance would materially adversely effect C&M, its property, or its business.

(b) Insurance. C&M shall maintain insurance coverage by reputable insurance companies or associations reasonably acceptable to Secured Party, in such forms and amounts and against such hazards as are customary for companies engaged in similar businesses and owning and operating similar properties similarly situated, in at least the amounts required by applicable law and naming Secured Party as additional insured and loss payee as their interests may appear.

(c) Pledge and Security Interest. C&M shall at all times maintain the liens and security interests provided for hereunder as valid and perfected liens and security interests in the Collateral hereby granted to Secured Party except as provided otherwise herein. C&M hereby agrees to defend the same against any and all persons whatsoever. C&M shall safeguard and protect all Collateral for the account of Secured Party and make no disposition thereof other than in the ordinary course of business. At the request of Secured Party, C&M will sign and deliver to Secured Party at any time or from time to time one or more further Financing Statements pursuant to the Uniform Commercial Code in form satisfactory to Secured Party and will pay the cost of filing the same in all public offices wherever filing is, or is deemed by Secured Party to be, necessary or desirable; C&M irrevocably appoints Secured Party as its attorney-in-fact to prepare and file Financing Statements signed only by Secured Party covering the Collateral and, in jurisdictions where C&M’s signature is required, to sign C&M’s signature to such Financing Statements, and promises to pay Secured Party all fees and expenses incurred in filing the Financing Statements, which fees and expenses shall become a part of the Obligations. A carbon, photographic or other reproduction of this Agreement or of any Financing Statement shall be sufficient as a Financing Statement.

(d) Accounts; Inspection. C&M, in accordance with generally accepted accounting principles, shall keep accurate records and books of account with respect to all of its business and will provide Secured Party with financial reports as to the results of its operations on an annual basis. Furthermore, C&M will permit Secured Party and Secured Party’s duly authorized representatives, upon notice and at all reasonable time from time to time, to examine C&M’s books and records with respect to the Collateral and to make notes and extracts therefrom, and to make an independent examination of such books and records for the purpose of verifying the accuracy of the reports delivered pursuant to this Agreement and ascertaining compliance with all covenants set forth in this Agreement by C&M.

(e) Notice of Default, Litigation. C&M shall promptly give notice in writing to Secured Party of the occurrence of any Event of Default (as hereinafter defined) or any material default or the occurrence of any material dispute, litigation or proceedings affecting C&M, if such litigation, proceeding or dispute is one which might have a material adverse effect upon the financial condition, business or normal operations of C&M, or any material adverse effect on the Collateral.

(f) Power of Attorney and Agency. To effectuate the terms and provisions of this Agreement, C&M hereby designates and appoints Secured Party and its designees as attorney-in-fact of C&M, with full power of substitution and with authority, on and after the occurrence and continuance of an Event of Default (as defined below): to execute proofs of claim and loss; to execute any endorsements or other instruments of conveyance or transfer; to institute any action or proceeding necessary for the recovery and collection of any moneys that may be due under insurance policies; to discharge, compound, adjust, compromise or release any claims under insurance policies; to execute releases; to endorse C&M’s name on any checks, notes, money orders, drafts or other forms of payment or security that may come into Secured Party’s possession in connection with the Collateral, and to do all other acts and things necessary and advisable in the reasonable discretion of Secured Party to carry out and enforce this Agreement. All acts of said attorney or designee are hereby ratified and approved by C&M and said attorney or designee shall not be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law, except for acts constituting gross negligence or willful misconduct. This power of attorney being coupled with an interest and is irrevocable while the Obligations shall remain unpaid, unperformed or unobserved.

(g) Application of Collateral. C&M hereby agrees that Secured Party may at any time and from time to time during the continuance of Event of Default, without notice to C&M, set off, appropriate and apply any and all Collateral in or coming into the possession of Secured Party to the payment of any or all of the Obligations.

4. Defaults. The following events shall be “Events of Default”:

(a) Any payment under the Note shall not be paid when due, whether at maturity, by acceleration or otherwise or any failure by Debtor to pay, discharge or perform any other Obligation;

(b) C&M shall fail to observe or perform any covenant or agreement contained in this Security Agreement for 15 days after written notice of the occurrence thereof and opportunity to cure;

(c) Any representation, warranty, certification or statement made by C&M in this Security Agreement shall prove to have been incorrect in any material respect when made;

(d) If proceedings under any bankruptcy or insolvency law are commenced by C&M, or if proceedings under any bankruptcy or insolvency law are commenced against C&M and such proceedings are not dismissed within 90 days of commencement thereof, or if a general assignment for the benefit of creditors of C&M is made or if a trustee or receiver of C&M’s property is appointed;

(e) Sale, transfer, conveyance, assignment or other disposition of any of the Collateral except in the ordinary course of the C&M’s business, or any merger or consolidation of C&M with or into any other person or entity, or if C&M shall adopt, or agree to adopt, a plan of liquidation or dissolution of C&M;

(f) Any change of control of C&M, which event shall be deemed to have occurred when a person or entity (other than a shareholder of C&M or an affiliate of C&M or one or more of its shareholders as of the date hereof) acquires or is granted the right to acquire, directly or indirectly, a majority of C&M’s outstanding voting securities; and

(g) If C&M shall declare or pay any cash dividend or distribution on account of its capital stock or redeem, retire, purchase or otherwise acquire for cash any shares of its capital stock, and in either case, immediately after the making of such payment, C&M shall not have such amount of working capital remaining as is commercially reasonable for the operation of C&M’s business.

If one or more Event of Default shall have occurred and be continuing, then C&M shall give immediate notice to Secured Party of the happening of such Event of Default, and in the case of every such Event of Default, whether or not such notice has been given, the Secured Party, may, by notice to C&M, declare all of the Obligations (together with accrued interest thereon) to be, and the Obligations shall thereupon become, immediately due and payable in their entirety without presentment, demand, protest or other notice or demand of any kind, all of which are hereby waived by C&M.

5. Subordination. Terex agrees to subordinate the lien created by this Security Agreement to any lien of any senior lender of Secured Party, subject to the condition that the proceeds from the loans secured by the lien (the “Senior Loans”) are used to satisfy the Note or to purchase assets which are employed in the C&M business.

6. Remedies. Upon the occurrence of any Event of Default and the continuation thereof, Secured Party may exercise any and all of its rights and remedies provided by the Uniform Commercial Code, as enacted by and in effect at such time, as well as any and all other rights and remedies possessed by Secured Party, whether pursuant to this Security Agreement, the Note or otherwise.

7. Term of Agreement. This Security Agreement shall terminate when all payments under the Note have been made in full and all other Obligations have been paid or discharged and/or terminated in accordance with the terms of this Security Agreement, the Note or otherwise. Upon such termination, Secured Party, at the request of C&M, will join in executing any termination statement with respect to any financing statement executed and filed pursuant to this Security Agreement.

8. Notice. Any and all payments, notices, requests, demands, consents, approvals or other communications required or permitted to be given under any provision of this Security Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand or if mailed, first-class, postage prepaid, registered or certified or overnight mail, return receipt requested.

9. Miscellaneous.

(a) This Security Agreement: (i) together with the Note and the other documents, Schedules and Exhibits referred to herein or therein, constitutes the entire agreement of the parties with respect to the subject matter hereof; (ii) may not be modified or amended, except by a written agreement signed by the parties hereto; and (iii) shall be governed by, and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of laws, except to the extent that the validity or perfection of the security interest hereunder, in respect of any particular Collateral, are governed by the laws of a jurisdiction other than the State of New York.

(b) This Security Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and assigns. Without limiting the foregoing, Secured Party may not assign or otherwise transfer this Security Agreement. Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Security Agreement.

(c) In the event that any provision of this Security Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, unless such provision is narrowed by judicial construction, this Security Agreement shall, as to such jurisdiction, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable.

(d) No waiver of any breach or default or any right under this Security Agreement shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default or right, whether of the same or similar nature or otherwise.

(e) This Security Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed as of the date and year first above written.

CRANE & MACHINERY, INC.

By:	/s/ Lubomir Litchev
Name:	Lubomir Litchev
Title:	President

TEREX CORPORATION

By:	/s/ Eric I. Cohen
Name:	Eric I. Cohen
Title:	Senior Vice President